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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         ALIGN-RITE INTERNATIONAL, INC.

     The following table provides a reconciliation of the numerator and denominators of the basic and diluted per-share computations for the three and six months ended September 30, 1999 and 1998:

                                                           INCOME          SHARES        PER SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
For the Three Months Ended September 30, 1999:
Basic EPS..............................................  $  965,000       4,637,000        $0.21
  Effect of dilutive securities:
     Stock Options.....................................          --         282,000
                                                         ----------       ---------        -----
  Diluted EPS..........................................  $  965,000       4,919,000        $0.20
                                                         ==========       =========        =====
For the Three Months Ended September 30, 1998:
  Basic EPS............................................  $1,811,000       4,480,000        $0.40
  Effect of dilutive securities:
     Stock Options.....................................          --         382,000
                                                         ----------       ---------        -----
  Diluted EPS..........................................  $1,811,000       4,862,000        $0.37
                                                         ==========       =========        =====

                                                           INCOME          SHARES        PER SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
For the Six Months Ended September 30, 1999:
Basic EPS..............................................  $2,072,000       4,591,000        $0.45
  Effective of dilutive securities:
     Stock Options.....................................          --         308,000
                                                         ----------       ---------        -----
  Diluted EPS..........................................  $2,072,000       4,899,000        $0.42
                                                         ==========       =========        =====
For the Six Months Ended September 30, 1998:
  Basic EPS............................................  $3,596,000       4,473,000        $0.80
  Effective of dilutive securities:
     Stock Options.....................................          --         396,000
                                                         ----------       ---------        -----
  Diluted EPS..........................................  $3,596,000       4,869,000        $0.74
                                                         ==========       =========        =====

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